Exhibit 24.1

                             Registration Statement
                           Limited Power of Attorney


        KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Ball Corporation, an Indiana corporation, hereby constitute and appoint R. David Hoover, Albert R. Schlesinger, and George A. Sissel, and any one or all of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation the Form S-3 Registration Statement of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1933, as amended, and to sign any amendment or amendments (including pre-effective and post-effective amendments) to such Registration Statement, in the matter of the Corporation's Dividend Reinvestment and Voluntary Stock Purchase Plan for Shareholders, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact or any one of them, as herein authorized.

Dated:  April 20, 1995


/S/R. David Hoover                     /S/Howard M. Dean
R. David Hoover          Officer       Howard M. Dean                   Director


/S/Albert R. Schlesinger               /S/John T. Hackett
Albert R. Schlesinger    Officer       John T. Hackett                  Director


/S/George A. Sissel                    /S/John F. Lehman
George A. Sissel         Officer       John F. Lehman                   Director


                                      /S/Jan Nicholson
                                      Jan Nicholson                     Director


                                      /S/Alvin Owlsey
                                      Alvin Owsley                      Director


                                     /S/George A. Sissel
                                     George A. Sissel                   Director


                                     /S/Delbert C. Staley
                                     Delbert C. Staley                  Director


                                     /S/W. Thomas Stephens
                                     W. Thomas Stephens                 Director


                                     /S/William P. Stiritz
                                     William P. Stiritz                 Director